UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
ISOTIS, INC.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Filed by IsoTis, Inc. Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: IsoTis, Inc.
Commission File No.: 001-33272
This filing relates to the proposed acquisition of IsoTis, Inc. (“IsoTis”) by Integra LifeSciences Holdings Corporation (“Integra”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 6, 2007, among Integra, Ice Mergercorp, Inc. and IsoTis. The Agreement and Plan of Merger is on file with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by IsoTis on August 7, 2007 and is incorporated by reference into this filing.
The following item was published by IsoTis in Swiss newspapers beginning on September 21, 2007: an advertisement in French and German inviting IsoTis stockholders to vote in favor of the merger with Integra.
The following is the French version of the advertisement:
IsoTis, Inc. invite ses actionnaires à voter la fusion avec Integra LifeSciences lors de
l’Assemblée extraordinaire des actionnaires du 11 octobre 2007.
Le 4 septembre 2007, IsoTis, Inc. (« IsoTis ») a déposé une Circulaire Définitive de Sollicitation de Procurations auprès de la Securities and Exchange Commission américaine. La Sollicitation de Procurations concerne une assemblée extraordinaire des actionnaires d’IsoTis qui se tiendra le 11 octobre 2007 à 9 heures, heure locale, dans les bureaux d’IsoTis au 2 Goodyear, Irvine en Californie.
Au cours de cette assemblée extraordinaire, il vous sera demandé
(i)	D’approuver la fusion avec Integra LifeSciences Holdings Corporation annoncée le 6 août 2007.

(ii)	D’approuver l’ajournement, si nécessaire, de l’assemblée extraordinaire afin de solliciter d’autres procurations si le nombre de votes exprimés lors de celle-ci est insuffisant pour approuver la fusion .
Si la fusion se concrétise, les actionnaires percevront la somme de $ 7.25, sans intérêt, pour chaque action IsoTis ordinaire détenue.
Votre vote est très important. IsoTis ne pourra concrétiser la fusion qu’à condition que la majorité simple (50%) des détenteurs d’actions ordinaires en circulation vote l’adoption de l’accord de fusion et approuve la fusion.
Recommandation du conseil d’administration
Après examen approfondi, le conseil d’administration a approuvé à l’unanimité l’accord de fusion et estimé que la fusion et les autres transactions prévues par l’accord de fusion sont souhaitables et servent au mieux les intérêts d’IsoTis et de ses actionnaires. Le conseil d’administration en a conclu que la seule solution raisonnable en dehors de la conclusion de cet accord de fusion avec
Integra (qui, selon les conclusions du conseil d’administration, offre aux actionnaires une juste valeur pour leurs actions) serait d’invoquer la protection des lois sur la faillite. Le conseil
d’administration encourage à
l’unanimité à voter «POUR» l’adoption de la fusion.

Information
La version intégrale de la Circulaire Définitive de Sollicitation de Procurations telle que déposée auprès de la Securities and Exchange Commission, une traduction de plusieurs passages importants de la Sollicitation de Procurations, ainsi que le formulaire de vote peuvent être obtenus sans frais auprès de Georgeson, qui coordonne les votes pour le compte d’Isotis, Inc.
Voter
Si vous désirez voter à cette assemblée extraordinaire, veuillez contacter votre banque ou courtier afi n de transmettre vos instructions de vote. Si votre banque ou courtier est dans l’incapacité de vous assister dans l’exercice de votre droit de vote, ou que vous souhaitez de plus amples informations, veuillez contacter: Georgeson +800 6590 6590 (Appel Gratuit) ou +44 (0)117 378 5985
De plus, en amont de l’assemblée du 11 octobre 2007, IsoTis assurera des rendez-vous d’information pour ses actionnaires européens aux dates suivantes:
— 25 septembre 2007, 18 heures, heure locale, à Hôtel Alpha-Palmiers, situé à Lausanne, Suisse

— 26 septembre 2007, 18 heures, heure locale, à Hotel Baur au Lac, situe à Zurich, Suisse
VOTRE VOTE EST TRÈS IMPORTANT.
Conseil d’administration
IsoTis Inc
Fusion IsoTis-Integra
Votre vote est très important
Le conseil d’administration d’IsoTis vous recommande à l’unanimité de voter POUR la fusion. Si vous
n’avez pas été contacté par votre banque ou courtier, veuillez appeler la ligne gratuite Georgeson,
Services aux investisseurs: +800 6590-6590 (Appel gratuit)
ou +44 (0)117 378 5985.
De plus amples informations seront disponibles à
deux séances d’information à l’intention des actionnaires :
— le 25 septembre 2007 à 18 heures, à l’Hôtel Alpha-Palmiers, situé à Lausanne
— le 26 septembre 2007 à 18 heures, à l’Hôtel Baur au Lac, situé à Zurich

The following is the German version of the advertisement:
IsoTis Inc lädt Aktionäre ein, für die Fusion mit Integra LifeSciences bei einer ausserordentlichen Hauptversammlung der Aktionäre zu stimmen.
Am 4. September 2007 hat IsoTis, Inc. («IsoTis») bei der US-amerikanischen Börsenaufsichtsbehörde «Securities and Exchange Commission» ein endgültiges Stimmrechtsvollmachstdokument eingereicht. Dieses Vollmachtsdokument bezieht sich auf eine ausserordentliche Hauptversammlung der Aktionäre von IsoTis, die am 11. Oktober 2007 um 9.00 Uhr Ortszeit in den Räumlichkeiten von IsoTis in 2 Goodyear, Irvine (Kalifornien), U. S. A., stattfi nden wird.
Bei dieser ausserordentlichen Hauptversammlung werden Sie gebeten, zu folgenden Punkten Ihre Stimme abzugeben:
(i)	Antrag auf Zustimmung zur Fusion mit Integra LifeSciences Holdings Corporation laut Bekanntgabe vom 6. August 2007, und

(ii)	Antrag auf Zustimmung zur Vertagung der ausserordentlichen Hauptversammlung, falls notwendig, mit Blick auf den Erhalt zusätzlicher Stimmrechtsvollmachten, sofern zum Zeitpunkt der ausserordentlichen Hauptversammlungnicht genügend Stimmrechte zur Billigung der Fusion vorliegen.
Kommt es zu der Fusion, werden Aktionäre eine Barzahlung ohne Zinsen in Höhe von $ 7,25 pro IsoTis-Aktie erhalten, die am Stammkapital beteiligt ist.
Ihre Stimme ist sehr wichtig. IsoTis kann die Fusion nur rechtskräftig abschliessen, wenn mehr als 50% der sich im Umlauf befi ndenden Aktien unseres Stammkapitals der Fusion zustimmen.
Empfehlung des Vorstands
Nach sorgfältiger Prüfung haben die Mitglieder des IsoTis-Vorstands einstimmig der Fusionsvereinbarung zugestimmt und erklärten, dass die Fusion und weitere mit der Fusionsvereinbarung einhergehende Transaktionen empfehlenswert und im besten Interesse von IsoTis und deren Aktionären seien. Der Vorstand kam auch zu der Schlussfolgerung, dass die Herbeiführung eines Konkursverfahrens die einzige als wahrscheinlich zu betrachtende Alternative zur Fusion mit Integra (die nach Ansicht unseres Vorstands unseren Aktionären einen angemessenen Preis für Ihre Aktien bietet) sei. Der Vorstand empfi ehlt Ihnen einstimmig «für» die Annahme der Fusionsvereinbarung zu stimmen.
Information
Der vollständige Text des bei der US-amerikanischen Börsenaufsichtsbehörde «Securities and Exchange Commission» eingereichten Stimmrechtsvollmachtsdokuments und ebenfalls eine Übersetzung einiger wichtiger Abschnitte des Vollmachtsdokuments und eine Stimmkarte (Proxy Card) können Sie kostenlos von Georgeson erhalten, der Gesellschaft, die die Stimmabgabe per Vollmacht im Auftrag der IsoTis koordiniert.
Stimmabgabe
Sollten Sie Ihr Stimmrecht bei dieser ausserordentlichen Hauptversammlung ausüben wollen, bitten wir Sie, mit Ihrer Bank oder Ihrem Broker Kontakt aufzunehmen, um diesen Weisung zur Abstimmung in Ihrem Auftrag erteilen zu können. Sollte aus irgendeinem Grund Ihre Bank oder Ihr Broker nicht in der Lage sein, Ihnen bei der Einreichung Ihrer Stimmkarte (Proxy Card)

behilfl ich sein zu können, oder falls Sie weitere Informationen benötigen, bitten wir Sie Kontakt aufzunehmen mit: Georgeson +800 6590 6590 (gebührenfrei) oder +44(0)117 378 5985
In Ergänzung zu der am 11. Oktober 2007 stattfi ndenden Hauptversammlung plant IsoTis für ihre europäischen Aktionäre an folgenden Terminen Informationsveranstaltungen durchzuführen:
— 25. September 2007, 18.00 Uhr Ortszeit, im Hotel Alpha-Palmiers, in Lausanne, Schweiz

— 26. September 2007, 18.00 Uhr Ortszeit, im Hotel Baur au Lac, in Zürich, Schweiz
IHRE STIMME IST SEHR WICHTIG.
Der Vorstand
IsoTis Inc.
IsoTis-Integra Fusion
Ihre Stimme ist wichtig
Der IsoTis-Vorstand empfiehlt einstimmig, dass Sie «FÜR“ die Fusion stimmen.
Falls Sie noch nicht von Ihrer Bank oder von Ihrem Broker gehört haben, kontaktieren Sie bitte
Georgeson, Investor Services unter +800 6590-6590 (gebührenfrei)
oder +44 (0) 117 378 5985.
Weitere Informationen können Sie auf folgenden
Informationsveranstaltungen für Aktionäre erhalten:
— am 25. September 2007, 18.00 Uhr im Hôtel Alpha-Palmiers in Lausanne
— am 26. September 2007, 18.00 Uhr im Hotel Baur au Lac in Zürich

A special stockholder meeting will be held on October 11, 2007 to obtain stockholder approval of the proposed transaction. IsoTis has filed with the Securities and Exchange Commission and distributed to its stockholders a definitive proxy statement and other relevant documents in connection with the special stockholder meeting for the proposed transaction. IsoTis stockholders are urged to read the definitive proxy statement and other relevant materials because they contain important information about IsoTis, Integra and the proposed transaction. Investors may obtain a free copy of these materials and other documents filed by IsoTis with the Securities and Exchange Commission at the SEC’s website at www.sec.gov, at IsoTis’ website at www.isotis.com or by sending a written request to IsoTis at 2 Goodyear, Irvine, California 92618, Attention: Chief Financial Officer.
IsoTis and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of IsoTis’ stockholders in connection with the proposed transaction is set forth in IsoTis’ definitive proxy statement for its special meeting. Additional information regarding these individuals and any interest they have in the proposed transaction is set forth in the definitive proxy statement on file with the SEC.